Exhibit 3.1

SECOND AMENDED AND RESTATED BY-LAWS

OF COHERENT, INC.

i

3.1	POWERS	12

3.2	NUMBER OF DIRECTORS	13

3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS	13

3.4	RESIGNATION AND VACANCIES	13

3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE	14

3.6	REGULAR MEETINGS	14

3.7	SPECIAL MEETINGS; NOTICE	14

3.8	QUORUM	14

3.9	WAIVER OF NOTICE	15

3.10	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING	15

3.11	FEES AND COMPENSATION OF DIRECTORS	15

3.12	REMOVAL OF DIRECTORS	15

ARTICLE IV

COMMITTEES

4.1	COMMITTEES OF DIRECTORS	15

4.2	COMMITTEE MINUTES	16

4.3	MEETINGS AND ACTION OF COMMITTEES	16

ARTICLE V

OFFICERS

5.1	OFFICERS	16

5.2	APPOINTMENT OF OFFICERS	16

5.3	SUBORDINATE OFFICERS	16

5.4	REMOVAL AND RESIGNATION OF OFFICERS	16

5.5	VACANCIES IN OFFICES	17

5.6	CHAIRMAN OF THE BOARD	17

5.7	CHIEF EXECUTIVE OFFICER	17

5.8	PRESIDENT	17

5.9	VICE PRESIDENTS	17

5.10	SECRETARY	18

5.11	CHIEF FINANCIAL OFFICER	18

5.12	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	18

5.13	AUTHORITY AND DUTIES OF OFFICERS	18

ARTICLE VI

INDEMNITY

6.1	POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION	18

6.2	POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION	19

6.3	SUCCESSFUL DEFENSE	19

6.4	DETERMINATION OF CONDUCT	19

6.5	PAYMENT OF EXPENSES IN ADVANCE	19

6.6	INDEMNITY NOT EXCLUSIVE	20

6.7	INSURANCE INDEMNIFICATION	20

6.8	THE CORPORATION	20

6.9	EMPLOYEE BENEFIT PLANS	20

6.10	INDEMNITY FUND	20

6.11	INDEMNIFICATION OF OTHER PERSONS	20

6.12	SAVINGS CLAUSE	21

6.13	CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES	21

6.14	LIMITATION ON INDEMNIFICATION	21

6.15	INDEMNIFICATION BY JUDICIAL PROCEEDING	21

ARTICLE VII

RECORDS AND REPORTS

7.1	MAINTENANCE AND INSPECTION OF RECORDS	21

7.2	INSPECTION BY DIRECTORS	22

7.3	ANNUAL STATEMENT TO STOCKHOLDERS	22

ARTICLE VIII

GENERAL MATTERS

8.1	CHECKS	22

8.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	22

8.3	STOCK CERTIFICATES; PARTLY PAID SHARES	22

8.4	SPECIAL DESIGNATION ON CERTIFICATES	23

8.5	LOST CERTIFICATES	23

8.6	CONSTRUCTION; DEFINITIONS	23

8.7	DIVIDENDS	23

8.8	FISCAL YEAR	24

8.9	SEAL	24

8.10	TRANSFER OF STOCK	24

8.11	STOCK TRANSFER AGREEMENTS	24

8.12	REGISTERED STOCKHOLDERS	24

ARTICLE IX		24

AMENDMENTS

ARTICLE X		24

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

AMENDED AND RESTATED BY-LAWS

OF

COHERENT. INC.

ARTICLE I

CORPORATE OFFICES

1.1	REGISTERED OFFICE

The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.  The name of the registered agent of the corporation at such location is The Corporation Trust Company.

1.2	OTHER OFFICES

The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1	PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors.  In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the corporation.

2.2	ANNUAL MEETING

The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors.  At the meeting, directors shall be elected and any other proper business may be transacted.

2.3	SPECIAL MEETING

A special meeting of the stockholders may be called at any time only by the board of directors, or by the chairman of the board, by the president, or by the chief executive officer.

No business may be transacted at such special meeting other than the business specified in such notice to stockholders.  Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

2.4	NOTICE OF STOCKHOLDERS’ MEETINGS

All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these by-laws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5	MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.  An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6	QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the Chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.7	ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these by-laws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8	CONDUCT OF BUSINESS

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including, without limitation, such regulation of the manner of voting, the conduct of business, establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting).  The chairman of the meeting shall be determined by duly adopted resolution of the board of directors, or in the absence of such determination, by the chairman of the board.  No business may be transacted at a special meeting held pursuant to Section 2.3 hereof other than the business specified in the notice to stockholders of such meeting.

2.9	VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these by-laws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as provided in the last paragraph of this Section 2.9, or as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

At a stockholders’ meeting at which directors are to be elected, each stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cumulate votes cast) if the candidates’ names have been properly placed in nomination (in accordance with these by-laws) prior to commencement of the voting and the stockholder requesting cumulative voting has given notice prior to commencement of the voting of the stockholder’s intention to cumulate votes.  If cumulative voting is properly requested, each holder of stock, or of any class or classes or of a series or series thereof, who elects to cumulate votes shall be entitled to as many votes as equals the number of votes which (absent this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit.

2.10	WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

2.11	STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise provided in the certificate of incorporation, any action required by this chapter to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.  In the event of the delivery, in the manner provided by Section 2.12(ii), to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation may engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations.  For the purpose of permitting the inspectors to perform such review, in the event such inspectors are appointed, no action by written consent without a meeting shall be effective until such date as such appointed independent inspectors certify to the corporation that the consents delivered to the corporation in accordance herewith represent at least the minimum number of votes that would be necessary to take the corporate action.  Nothing contained in this Section 2.11 shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after any certification by any independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent received in accordance herewith, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner prescribed herein.

2.12	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

(i)                  Actions other than Written Consent.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or other lawful purpose (other than the expression of consent to corporate action in writing without a meeting) the directors may fix, in advance, a record date, which, in the case of a meeting of stockholders, shall not be more than 60 days nor less than 10 days before the date of such meeting.  If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and the record date for determining stockholders for any other purpose pursuant to this Section 2.12(i) shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

(ii)                Action by Written Consent.  In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the board of directors to fix a record date.  The board of directors may, at any time within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the first sentence of this Section 2.12(ii)).  If no record date has been fixed by the board of directors pursuant to the first sentence of this Section 2.12(ii) or otherwise within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

2.13	PROXIES

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.   A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.

2.14	LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.15	INSPECTORS OF ELECTION

Before any meeting of stockholders, the board of directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment.  If no inspector of election is so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder’s proxy shall, appoint an inspector or inspectors of election to act at the meeting.  The number of inspectors shall be either one (1) or three (3).  If inspectors are appointed at a meeting pursuant to the request of one (1) or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed.  If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

Such inspectors shall:

(a)                 Determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

(b)                Receive votes, ballots or consents;

(c)                 Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)                Count and tabulate all votes or consents;

(e)                 Determine when the polls shall close;

(f)                  Determine the result; and

(g)                Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

2.16	NOMINATIONS AND PROPOSALS

(i)                  Advance Notice of Stockholder Business.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) by or at the direction of the board of directors, (B) pursuant to the corporation’s proxy materials with respect to such meeting, or (C) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.16(i).  In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. For the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business (other than business included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (or any successor thereto), before an annual meeting of stockholders.

(a)                 To comply with clause (C) of Section 2.16(i) above, a stockholder’s notice must set forth all information required under this Section 2.16(i) and must be timely received by the secretary of the corporation.  To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting,  or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.16(i)(a). For purposes of this Section 2.16, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (or any successor thereto).

(b)                To be in proper written form, a stockholder’s notice to the secretary shall set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, or whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business, and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such statement, a “Business Solicitation Statement”).  In addition, to be in proper written form, a stockholder’s notice to the secretary shall be supplemented not later than 10 days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date. For purposes of this Section 2.16, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal is made or, for purposes of Sections 2.16(ii) and 2.16(iv), proposing a director nomination and (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

(c)                 Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.16(i) and, if applicable, Section 2.16(ii). In addition, business may not be brought before the meeting if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.16(i), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be transacted.

(ii)                Advance Notice of Director Nominations.

Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.16(ii) or Section 2.17 shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election to the board of directors of the corporation may be made at an annual meeting of stockholders only (A) by or at the direction of the board of directors or (B) by a stockholder of the corporation who (1) was a stockholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 2.16(ii).  In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

(a)                 To comply with clause (B) of Section 2.16(ii) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.16(ii) and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time and in accordance with the final three sentences of Section 2.16(i)(a) above.

(b)                To be in proper written form, such stockholder’s notice shall set forth:

(1)                as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are beneficially owned by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, or whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders, (G) a written statement of the nominee that such nominee, if elected, intends to tender, promptly following such nominee’s election or re-election, an irrevocable resignation effective upon such nominee’s failure to receive the required vote for re-election at the next meeting at which such nominee would face re-election and upon acceptance of such resignation by the board of directors, in accordance with the corporation’s guidelines or policies and (H) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor thereto)(including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(2)                as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses 2 - 5 of Section 2.16(i)(b) above (except that references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such statement, a “Nominee Solicitation Statement”).

(c)                 At the request of the board of directors, any person nominated by a stockholder for election as a director shall furnish to the secretary of the corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given, and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.16(ii).

(d)                Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.16(ii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee.  The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(iii)              Other Requirements and Rights.

In addition to the foregoing provisions of this Section 2.16, a stockholder shall also comply with all applicable requirements of state law and of the Securities Exchange Act of 1934, as amended (or any successor thereto), and the rules and regulations thereunder with respect to the matters set forth in this Section 2.16. Nothing in this Section 2.16 shall be deemed to affect any right of a stockholder to request inclusion of proposals in, nor the right of the corporation to omit a proposal from, the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended (or any successor thereto).

(iv)               Business and Director Nominations for Special Meetings.

(a)                 Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the board of directors, the chairman of the board, or the chief executive officer.  The notice of such special meeting shall include the purpose for which the meeting is called. For a special meeting of stockholders at which directors are to be elected, nominations of persons for election to the board of directors may be made only (1) by or at the direction of the board of directors or (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 2.16(ii)(b) and (c) above.  To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.  A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the board of directors or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.16(iv).  In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee.

(b)                Notwithstanding the foregoing provisions of this Section 2.16(iv), a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (or any successor thereto), and the rules and regulations thereunder with respect to matters set forth in this Section 2.16(iv).  Nothing in this Section 2.16(iv) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (or any successor thereto).

(c)                 The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

2.17	PROXY ACCESS

(i)                  Subject to the terms of this Section 2.17 and beginning with annual stockholder meetings held after January 1, 2019, the corporation shall include in its proxy statement and form of proxy card (together, “Proxy Materials”) for an annual meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the board of directors by a stockholder that satisfies, or by a group of no more than twenty (20) stockholders that satisfy, the requirements of this Section 2.17 (such stockholder or group of stockholders, including each member thereof to the extent the context so requires, an “Eligible Stockholder”), and that expressly elects at the time of providing the notice required by this Section 2.17 (the “Nomination Notice”) to have its nominee included in the Proxy Materials pursuant to this Section 2.17. In the event that an Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in these bylaws shall apply to each member of such group, except that the Required Shares (as defined below) shall apply to the ownership of the group in the aggregate.

(ii)                In order to validly submit a Nomination Notice, an Eligible Stockholder must have owned continuously for at least three (3) years that number of shares of common stock of the corporation as shall constitute three percent (3%) or more of the outstanding common stock of the corporation (the “Required Shares”) as of both (1) a date within seven (7) calendar days prior to the date of the Nomination Notice and (2) the record date for determining stockholders entitled to vote at the annual meeting of stockholders. In addition, such Eligible Stockholder must continue to hold the Required Shares through the date of the annual meeting of stockholders or any adjournment or postponement thereof. For purposes of satisfying the foregoing ownership requirement under this Section 2.17: (A) the shares of the common stock of the corporation owned by one or more stockholders, or by the person or persons who own shares of the common stock of the corporation and on whose behalf any stockholder is acting, may be aggregated, but the number of stockholders and other persons whose ownership of shares of common stock of the corporation is aggregated for such purpose shall not exceed twenty (20); (B) two or more funds that are (1) under common management and investment control, (2) under common management and funded primarily by the same employer, or (3) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or beneficial owner, provided that such funds otherwise meet the requirements under this Section 2.17 and, provided, further, that such funds provide to the Secretary documentation reasonably satisfactory to the board of directors that demonstrates that the funds satisfy this Section 2.17; and (C) no stockholder or person may be a member of more than one group of persons constituting an Eligible Shareholder under this Section 2.17. For avoidance of doubt, a stockholder may withdraw from a group of stockholders at any time prior to the annual meeting of stockholders or any adjournment or postponement thereof. If, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, then all nominations by such Eligible Stockholder shall be disregarded. For purposes of this Section 2.17, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with clauses (i) and (ii) of the previous sentence shall not include any shares (a) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed; (b) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or (c) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of either or both of (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares; or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. For purposes of this Section 2.17, a stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. For purposes of this Section 2.17, a person’s ownership of shares of common stock of the corporation shall be deemed to continue during any period in which the person has loaned such shares so long as the person has the power to recall such loaned shares on five business days’ notice, and has recalled the loaned shares by the record date of the relevant annual meeting and the person holds the recalled shares through the date of the annual meeting of stockholders or any adjournment or postponement thereof. For purposes of this Section 2.17, a person’s ownership of shares of common stock of the corporation shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person without condition. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of common stock of the corporation are “owned” for these purposes shall be determined by the board of directors in good faith, and such determination shall be conclusive and binding on the corporation and its stockholders.

(iii)              For purposes of this Section 2.17, the “Required Information” that the corporation will include in its proxy statement is: (1) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the 1934 Act; and (2) if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.17, the corporation may omit from the Proxy Materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation. Nothing in this Section 2.17 shall limit the corporation’s ability to solicit against and include in its Proxy Materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(iv)               To be timely, a Nomination Notice and the Required Information must be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 120th day and not earlier than the close of business on the 150th day prior to the anniversary of the date (as stated in the corporation’s proxy materials) the definitive proxy statement with respect to the preceding year’s annual meeting was first sent to stockholders provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (1) the 60th day prior to such annual meeting or (2) the 10th day following the day on which Public Announcement of the date of such meeting is first made by the corporation. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the delivery or receipt of a Nomination Notice and Required Information as described above.

(v)                The Nomination Notice shall set forth the following information: (1) one or more written statements from the record holder(s) of the shares (and from each intermediary through which the shares are or have been held during the requisite three year holding period) verifying that, as of a date within seven calendar days prior to the date of the Nomination Notice, the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) owns, and has owned continuously for the preceding three years, the Required Shares; (2) the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the continuous ownership by such Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) of the Required Shares through the record date; (3) the information (including with respect to the Stockholder Nominees of such Eligible Stockholder) that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 2.16; (4) the written consent of each Stockholder Nominee to being named in the corporation’s proxy statement as a nominee and to serving as a director if elected; (5) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the 1934 Act, as such rule may be amended; (6) in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; (7) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent; (B) has not nominated and will not nominate for election to the board of directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.17; (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee or a nominee of the board of directors; (D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; and (E) intends to own the Required Shares through the date of the annual meeting of stockholders; and (8) an undertaking that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation; (B) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting of stockholders; and (C) provide to the corporation prior to the annual meeting of stockholders such additional information as necessary with respect thereto.

(vi)               Within the time period specified in this Section 2.17 for delivering the Nomination Notice, a Stockholder Nominee must deliver to the Secretary a written representation that the Stockholder Nominee: (1) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director, will act or vote on any issue or question, which such agreement, arrangement, or understanding has not been disclosed to the corporation; (2) is not and will not become a party to any agreement, arrangement, or understanding with any person with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Stockholder Nominee that has not been disclosed to the corporation, and is not and will not become a party to any agreement, arrangement, or understanding with any person other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director which has not been disclosed to the corporation; and (3) if elected as a director, will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement. At the request of the corporation, the Stockholder Nominee must promptly, but in any event within five business days after such request, submit to the Secretary all completed and signed questionnaires required of the corporation’s directors and officers and provide the corporation with such other information as it shall reasonably request. The corporation may request such additional information as is necessary to permit the board of directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”).

(vii)             If any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, then each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect.

(viii)           The Eligible Stockholder (including any person who owns shares of common stock of the corporation that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying the requirements of this Section 2.17) shall file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the 1934 Act.

(ix)               The corporation shall not be required to include, pursuant to this Section 2.17, any Stockholder Nominees in the Proxy Materials for any annual meeting of stockholders: (1) for which the Secretary receives a notice that any stockholder has nominated a person for election to the board of directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.16 and has not elected to have such nominee included in the Proxy Materials pursuant to this Section 2.17; (2) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in a, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the board of directors; (3) who is not independent under the Applicable Independence Standards, as determined by the board of directors; (4) whose election as a member of the board of directors would cause the corporation to be in violation of these bylaws, its certificate of incorporation, the listing standards of the principal exchange upon which the corporation’s common stock is traded, or any applicable law, rule or regulation; (5) who is or has been, within the past three years, an officer or director of, or is presently a nominee for director (or comparable position) at, a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (6) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding; (7) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; (8) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined in good faith by the board of directors; or (9) if such Stockholder Nominee or the applicable Eligible Stockholder otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 2.17. Notwithstanding anything to the contrary set forth herein, the board of directors or the chairperson presiding at the applicable annual meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (i) the Stockholder Nominee(s), the applicable Eligible Stockholder or both shall have breached its or their obligations, agreements or representations under this Section 2.17, as determined in good faith by the board of directors or the chairperson presiding at the annual meeting of stockholders; or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 2.17.

(x)                The number of Stockholder Nominees appearing in the Proxy Materials with respect to an annual meeting of stockholders shall not exceed 20% of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 2.17 or, if such amount is not a whole number, the closest whole number below 20%. In the event that (1) one or more vacancies for any reason occurs on the board of directors after the last day on which notice of a nomination in accordance with the procedures set forth in this Section 2.17 may be delivered pursuant to this Section 2.17 but before the date of the annual meeting of stockholders and (2) the board of directors resolves to reduce the size of the board of directors in connection therewith, then the maximum number of Stockholder Nominees included in the Proxy Materials shall be calculated based on the number of directors in office as so reduced. The following persons shall be considered Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 2.17 has been reached: (i) any Stockholder Nominee whom the board of directors decides to nominate as a board of directors nominee; and (ii) any Stockholder Nominee who is subsequently withdrawn. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.17 exceeds the maximum number of Stockholder Nominees that the corporation must include in the Proxy Materials, then each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Proxy Materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the common stock of the corporation that each Eligible Stockholder disclosed as owned in its respective Nomination Notice. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.17 (i) thereafter withdraws from the election (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (ii) thereafter is not submitted for Director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 2.17), no other nominee or nominees shall be included in the Proxy Materials or otherwise submitted for director election pursuant to this Section 2.17.

(xi)               The board of directors (or a duly authorized committee thereof) shall have the exclusive power and authority to interpret the provisions of this Section 2.17 and make all determinations deemed necessary or advisable in connection with Section 2.17. All such actions, interpretations and determinations that are done or made by the board of directors (or a duly authorized committee thereof) shall be final, conclusive and binding on the corporation, the stockholders and all other parties. For the avoidance of doubt, this Section 2.17 shall not prevent any stockholder from nominating any person to the board of directors pursuant to and in accordance with Section 2.16 of these bylaws. However, this Section 2.17 is the exclusive method for stockholders to include nominees for director in the Proxy Materials.

ARTICLE III

DIRECTORS

3.1	POWERS

Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these by-laws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2	NUMBER OF DIRECTORS

The number of directors of the corporation shall be set between five (5) and nine (9) as fixed by the board of directors from time to time.  No reduction in the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.4 of these by-laws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting.  Directors need not be stockholders unless so required by the certificate of incorporation or these by-laws, wherein other qualifications for directors may be prescribed.  Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.   A nominee for director shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.  For this purpose, votes cast shall exclude abstentions and broker non-votes with respect to that director’s election and votes withheld shall count as a vote against such nominee’s election.  Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast.  For the purpose of this bylaw, a contested election shall mean any election of directors in which the number of candidates for election as director exceeds the number of directors to be elected.  If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

Elections of directors need not be by written ballot.

3.4	RESIGNATION AND VACANCIES

Any director may resign at any time upon written notice to the attention of the secretary of the corporation or the chairman of the board.  When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Unless otherwise provided in the certificate of incorporation or these by-laws:

(i)                  Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii)                Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these by-laws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6	REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.7	SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, the chief executive officer, any vice president, the secretary or any two (2) directors.

Notice of the time and place of special meetings shall be (a) delivered personally by hand, by courier, or by telephone, (b) sent by first-class mail or telegram, charges prepaid, (c) sent by facsimile, or (d) sent by electronic mail, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records.  If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting.  If the notice is delivered personally by hand, by courier, by telephone, by telegram, facsimile or by electronic mail, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting.  Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.  The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

3.8	QUORUM

At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9	WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

3.10	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

3.11	FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors.

3.12	REMOVAL OF DIRECTORS

Unless otherwise restricted by statute, by the certificate of incorporation or by these by-laws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that, so long as shareholders of the corporation are entitled to cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV

COMMITTEES

4.1	COMMITTEES OF DIRECTORS

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the board of directors or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151 (a) of the General Corporation Law of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) except where so delegated by a duly adopted resolution of the board of directors, adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the by-laws of the corporation; and, unless the board resolution establishing the committee, the by-laws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

4.2	COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3	MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these by-laws, Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting), with such changes in the context of those by-laws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.  The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these by-laws.

ARTICLE V

OFFICERS

5.1	OFFICERS

The officers of the corporation shall be a president, a secretary, and a chief financial officer.  The corporation may also have, at the discretion of the board of directors, a chairman of the board, chief executive officer, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these by-laws.  Any number of offices may be held by the same person.

5.2	APPOINTMENT OF OFFICERS

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these by-laws, shall be appointed by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

5.3	SUBORDINATE OFFICERS

The board of directors may appoint, or empower the president or chief executive officer to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these by-laws or as the board of directors may from time to time determine, officers appointed by the board of directors shall constitute executive officers of the corporation.  Officers appointed by the president or chief executive officer shall be subordinate officers, unless otherwise specified by the board of directors.

5.4	REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5	VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled by the board of directors if such officer was appointed by the board of directors, or by such other person as appointed by the board of directors to fill such vacancy.

5.6	CHAIRMAN OF THE BOARD

The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these by-laws.  If there is no president, or chief executive officer then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these by-laws.

5.7	CHIEF EXECUTIVE OFFICER

Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the chief executive officer of the corporation shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation.  He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors.  He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these by-laws.

5.8	PRESIDENT

Subject to such powers as may be given by these by-laws or the board of directors to the chairman of the board or the chief executive officer, if there be such officers, the president shall have general supervision, direction and control of the business and other officers of the corporation.  He shall have the general powers and duties of management usually vested in the president of a corporation, and such other powers and duties as may be prescribed by the board of directors or these by-laws.

5.9	VICE PRESIDENTS

In the absence or disability of the president and chief executive officer, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the  powers of, and be subject to all the restrictions upon, the president and chief executive officer.  The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these by-laws, the president, chief executive officer or the chairman of the board.

5.10	SECRETARY

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders.  The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these by-laws.  He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these by-laws.

5.11	CHIEF FINANCIAL OFFICER

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares.  The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors.  He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president, chief executive officer and directors, whenever they request it, an account of all his transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the by-laws.

5.12	REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chairman of the board, the president, chief executive officer, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president, or the chief executive officer or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation.  The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.13	AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.

ARTICLE VI

INDEMNITY

6.1	POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION

Subject to Section 6.4 of this Article VI, the corporation shall indemnify, to the fullest extent permitted by the Delaware General Corporations Code, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation (or any predecessor of the corporation), or that such director or officer is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise (collectively such directors and officers, an “Agent”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

6.2	POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION

Subject to Section 6.4 of this Article VI, the corporation shall indemnify, to the fullest extent permitted by the Delaware General Corporations Code, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent (as defined in Section 6.1) against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

6.3	SUCCESSFUL DEFENSE

To the extent that an Agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

6.4	DETERMINATION OF CONDUCT

Any indemnification  under  Sections  6.1 and 6.2 (unless ordered by a court)  shall be made by the  corporation only as  authorized in the specific  case  upon  a determination that the indemnification of the Agent is proper in the circumstances  because he has met the applicable  standard of conduct set forth in Sections 6.1 and 6.2.  Such determination shall be made (1) by a majority vote of the directors who are not parties to  such action, suit or proceeding, even though less than a quorum, (2) if directed by the disinterested directors, by independent legal  counsel in  a written opinion, or (3) by the stockholders (but only if a majority of the directors who are not parties to such action, suit or proceeding, if they constitute a quorum of the board, presents the issue of entitlement to indemnification to the stockholders for their determination).

6.5	PAYMENT OF EXPENSES IN ADVANCE

To the fullest extent not prohibited by the Delaware General Corporation Code, or by any other applicable law, expenses incurred in defending a civil or criminal action, suit or proceeding under Sections 6.1 and 6.2 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VI.

6.6	INDEMNITY NOT EXCLUSIVE

The indemnification and advancement of expenses provided or granted pursuant to the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

6.7	INSURANCE INDEMNIFICATION

The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an Agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

6.8	THE CORPORATION

For purposes of this Article VI, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or Agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article VI (including, without limitation the provisions of Section 6.4) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

6.9	EMPLOYEE BENEFIT PLANS

For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VI.

6.10	INDEMNITY FUND

Upon resolution passed by the board, the corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of certain of its obligations arising under this Article VI and/or agreements which may be entered into between the corporation and its officers and directors from time to time.

6.11	INDEMNIFICATION OF OTHER PERSONS

The provisions of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation, any by law, agreement or otherwise, the provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not an Agent (as defined in Section 6.1), but whom the corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware or otherwise.  The corporation may, in its sole discretion, indemnify an employee, trustee or other agent as permitted by the General Corporation Law of the State of Delaware.  The corporation shall indemnify an employee, trustee or other agent where required by law.  The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporations Code, or by any other applicable law.

6.12	SAVINGS CLAUSE

If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Agent against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

6.13	CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.14	LIMITATION ON INDEMNIFICATION

Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 6.15 hereof), the corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the corporation.

6.15	INDEMNIFICATION BY JUDICIAL PROCEEDING

Notwithstanding any contrary determination in the specific case under Section 6.4 of this Article VI, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 6.1 and 6.2 of this Article VI.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 6.1 or 6.2 of this Article VI, as the case may be.  Neither a contrary determination in the specific case under Section 6.4 of this Article VI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 6.15 shall be given to the corporation promptly upon the filing of such application.  If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

ARTICLE VII

RECORDS AND REPORTS

7.1	MAINTENANCE AND INSPECTION OF RECORDS

The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these by-laws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder.  In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder.  The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

7.2	INSPECTION BY DIRECTORS

Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director.  The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought.  The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom.  The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection/ or award such other and further relief as the Court may deem just and proper.

7.3	ANNUAL STATEMENT TO STOCKHOLDERS

The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

ARTICLE VIII

GENERAL MATTERS

8.1	CHECKS

From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The board of directors, except as otherwise provided in these by-laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances.  Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3	STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of a corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.  Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the chief financial officer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor.  Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.  Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4	SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5	LOST CERTIFICATES

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time.  The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6	CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware, shall govern the construction of these by-laws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.7	DIVIDENDS

The directors of the corporation, subject to any restrictions contained in (i) the General Corporation Law of Delaware or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock.  Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.  Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.8	FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

8.9	SEAL

The corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.10	TRANSFER OF STOCK

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11	STOCK TRANSFER AGREEMENTS

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

8.12	REGISTERED STOCKHOLDERS

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX

AMENDMENTS

The by-laws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal by-laws upon the directors.  The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal by-laws.

ARTICLE X

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

Unless the corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising out of or relating to any provision of the General Corporation Law of the State of Delaware or the corporation’s certificate of incorporation or bylaws (each, as in effect from time to time) or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. Subject to the foregoing provisions of this Article X, unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Failure to enforce the foregoing provisions would cause the corporation irreparable harm and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the foregoing provisions of this Article X. The existence of any prior Alternative Forum Consent shall not act as a waiver of the corporation’s ongoing consent right as set forth above in this Article X with respect to any current or future actions or claims.